Exhibit 99.3

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER

SCHAUMBURG, Ill. — January 24, 2007 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, today announced that Alan G. Morse, its chief operating officer, has left the Company by mutual agreement.

“Alan was instrumental in integrating our merger with Horizon PCS and he has been an important part of our management team since joining us from Horizon PCS in mid-2005,” said Tim Yager, president and chief executive officer of the Company. “I want to thank Alan for his contributions in a wide range of areas during his time with the Company. I wish him all the best in his future endeavors.”

The Company will immediately begin its search for a new chief operating officer. Until a replacement is found, Mr. Yager will assume the duties previously performed by Mr. Morse.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of September 30, 2006, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and iPCS had approximately 534,300 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint PCS Affiliates of Sprint Nextel; (5) changes in customer default rates; (6) shifts in populations or network focus; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) an increase in our expenses resulting from an increase in the CCPU rate that Sprint charges us for certain back-office services and a decrease in our revenue resulting from a decrease in the reciprocal roaming rate between us and Sprint; (10) potential declines in roaming and wholesale revenue; (11) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (12) difficulties in network construction, expansion and upgrades; (13) increased competition in iPCS’s markets; (14) adverse changes in financial position, condition or results of operations; and (15) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.